Exhibit (h)(2)

$30,000,000 Aggregate Principal Amount 6.125% Notes Due 2023

CM Finance Inc

UNDERWRITING AGREEMENT

June 27, 2018

Keefe, Bruyette & Woods, Inc.

As Representative of the several Underwriters

c/o	Keefe, Bruyette & Woods, Inc.

787 7th Avenue

Fourth Floor

New York, New York 10019

Attn: Capital Markets

Ladies and Gentlemen:

CM Finance Inc, a Maryland corporation (the “Company”), and CM Investment Partners LLC, a Delaware limited liability company (the “Adviser”), confirm their agreement with respect to the proposed issuance and sale by the Company to the several Underwriters named in Schedule A hereto (each, an “Underwriter” and, collectively the “Underwriters”), for whom Keefe, Bruyette & Woods, Inc. is acting as the representative (in such capacity, the “Representative”) $30,000,000 aggregate principal amount of 6.125% Notes due 2023 (the “Firm Securities”) of the Company set forth in Schedule A hereto.

The Company also proposes to issue and sell to the several Underwriters not more than an additional $4,500,000 aggregate principal amount of 6.125% Notes due 2023 (the “Additional Securities”) if and to the extent that the Representative shall have determined to exercise, on behalf of the Underwriters, the right to purchase such Additional Securities granted to the Underwriters in Section 2 hereof. The Firm Securities and the Additional Securities are hereinafter collectively referred to as the “Securities.”

The Securities will be issued under an indenture to be dated as of July 2, 2018 (the “Base Indenture”), as supplemented by the First Supplemental Indenture to be dated July 2, 2018, (the “First Supplemental Indenture,” and together with the Base Indenture, the “Indenture”) by and between the Company and U.S. Bank, National Association, trustee (the “Trustee”). The Securities will be issued to Cede & Co. as nominee of the Depository Trust Company (“DTC”) pursuant to a blanket letter of representations (the “DTC Agreement”), to be dated on or prior to the Closing Date (as defined herein), between the Company and DTC.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a universal shelf registration statement on Form N-2 (No. 333-223999), as amended, and a related prospectus for the registration of the offer and sale of the Securities and certain of the Company’s other securities under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the “Securities Act”). The registration statement, as it may have heretofore been amended at the time it became effective, including, all documents filed as a part thereof, and including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430C and Rule 497 under the Securities Act, and any post-effective amendment filed pursuant to Rule 462(b) under the Securities Act is hereinafter referred to as the “Registration Statement;” the prospectus, dated as of May 31, 2018, included in the Registration Statement at the time it became effective on June 1, 2018, is hereinafter referred to as the “Base Prospectus”; the preliminary prospectus supplement dated June 27, 2018, filed with the Commission pursuant to Rule 497 under the Securities Act, is hereinafter referred to as the “Preliminary Prospectus Supplement” (and together with the Base Prospectus, the “Preliminary Prospectus”); the prospectus supplement to be filed with the Commission pursuant to Rule 497 under the Securities Act after the execution and delivery of this Agreement is hereinafter referred to as the “Prospectus Supplement” (and together with the Base Prospectus, the “Prospectus”).

The Company has entered into (i) an investment advisory and management agreement, dated as of February 5, 2014 (the “Investment Advisory Agreement”), with the Adviser, which is registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “Advisers Act”) and (ii) an administration agreement, dated as of February 5, 2014 (the “Administration Agreement”), with the Adviser.

Pursuant to the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (the “Investment Company Act”), the Company has filed with the Commission a Form N-54A “Notification of Election to be Subject to Sections 55 Through 65 of the Investment Company Act of 1940 Filed Pursuant to Section 54(a) of the Investment Company Act” (File No. 814-01054) in which the Company has elected to be treated as a business development company (“BDC”) under the Investment Company Act.

The Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “1939 Act”).

As used in this Agreement, the term “Applicable Time” means 4:15 p.m. (New York City time) on the date hereof or such other time as agreed by the Company and the Representative.

1. Representations and Warranties.

(a) The Company hereby represents and warrants, as of the date hereof, the Applicable Time, the Closing Date (as defined herein) and the Option Closing Date (as defined herein), that:

(i)    Compliance with Registration Requirements.

(A)    The Company meets the requirements for use of Form N-2 under the Securities Act. The Registration Statement, excluding exhibits thereto, has become effective under the Securities Act, and no stop order suspending the effectiveness of the Registration Statement or suspending the use of the Prospectus has been issued, and no proceedings for any such purpose, have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information with respect thereto has been complied with.

(B)    At the time the Registration Statement became effective, the Registration Statement complied in all material respects with the requirements of the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Preliminary Prospectus together with the pricing terms and other information set forth on Schedule B hereto, all considered together (collectively, the “General Disclosure Package”), complied, as of its date, in all material respects, with the requirements of the Securities Act, and the General Disclosure Package, as of the Applicable Time, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Prospectus, as of the date of the Prospectus Supplement, will comply in all material respects with the requirements of the Securities Act, and the Prospectus, as of the date of the Prospectus Supplement, the Closing Date and any Option Closing Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the General Disclosure Package or Prospectus or any amendments or supplements thereto made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by any Underwriter expressly for use in the Registration Statement, the General Disclosure Package or Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus Supplement furnished on behalf of each Underwriter: the last paragraph under the caption “Prospectus Supplement Summary—Conflicts of Interests—Stifel Arrangement” and the first and last paragraphs under the caption “Underwriting—Other Relationships.”

(ii)     Investment Company Act. The Company has elected to be regulated by the Commission as a BDC under the Investment Company Act, and has not withdrawn that election, and the Commission has not ordered or initiated proceedings to effectuate such withdrawal, nor to the best of the Company’s knowledge, have proceedings to effectuate such withdrawal been threatened by the Commission. All required action has or will have been taken under the Securities Act, and any state securities laws and regulations to make the public offering and the issuance and sale of the Securities by the Company, and the provisions of the Company’s articles of incorporation and bylaws comply as to form in all material respects with the requirements of the Investment Company Act.

(iii)     Due Incorporation. The Company is duly incorporated and validly existing as a corporation in good standing under the laws of the State of Maryland and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Prospectus and the General Disclosure Package and to enter into and perform its obligations under this Agreement and the Material Agreements (as defined below). The Company is duly qualified as a foreign corporation to transact business and is in good standing in New York. Such jurisdiction is the only jurisdiction in which the Company is required to be licensed or qualified to do business or in good standing except where the failure of the Company to be so qualified or licensed or to be in good standing would not result in a Material Adverse Effect.

(iv)     Subsidiaries. The Company does not own, directly or indirectly, any investments or shares of stock or any other equity or long-term debt securities of any corporation or other entity other than (i) the subsidiaries set forth on Schedule I hereto (the “Subsidiaries”), and (ii) investments in those corporations or other entities (each a “Portfolio Company” and collectively, the “Portfolio Companies”) described in the Registration Statement and the Prospectus under the caption “Portfolio Companies” (the “ Portfolio Assets”). Each Subsidiary has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, has power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified as a foreign limited liability company or corporation, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to qualify or to be in good standing would not result in a Material Adverse Effect Except as otherwise disclosed the Prospectus and the General Disclosure Package, the Company does not control (as such term is defined in Section 2(a)(9) of the Investment Company Act), any of the Portfolio Companies. In accordance with Article 6 of Regulation S-X under the Securities Act, the Company is not required to consolidate the financial statements of any corporation, association or other entity with the Company’s financial statements, except for the financial statements related to the Subsidiaries.

(v)     The Indenture. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Indenture. The Indenture has been duly authorized by the Company and, when executed and delivered by the Company (assuming the due authorization, execution and delivery by the Trustee), will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be subject to the effect of (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or thereafter in effect relating to creditors’ rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought, and will be entitled to the benefits of the Indenture relating thereto (clauses (i) and (ii), collectively, the “Enforceability Exceptions”). As of the Closing Date, the Indenture will be qualified and meet the requirements for qualification under the 1939 Act. The Indenture conforms in all material respects to the statements thereto contained in the General Disclosure Package and the Prospectus.

(vi)     The Securities. The Securities have been duly authorized by all requisite corporate action on the part of the Company for the issuance and sale of the Securities to the Underwriters pursuant to this Agreement and, when the Securities are issued and delivered by the Company and authenticated by the Trustee pursuant to the provisions of this Agreement and the Indenture relating thereto, against payment of the consideration set forth in this Agreement, on the Closing Date and any Option Closing Date such Securities will be valid and legally binding obligations of the Company enforceable in accordance with their terms, except as the enforcement thereof may be subject to the Enforceability Exceptions. The Securities conform in all material respects to the statements thereto contained in the General Disclosure Package and the Prospectus

(vii)     Independent Accountant. Ernst & Young LLP, which has expressed its opinion with respect to certain of the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules filed with the Commission as a part of the Registration Statement and included in the General Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the Securities Act and the Exchange Act and by the rules of the Public Company Accounting Oversight Board.

(viii)     Expense Summary. The information set forth in the General Disclosure Package and the Prospectus in the Fees and Expenses Table has been prepared in accordance with the requirements of Form N-2 and, to the extent estimated or projected, such estimates or projections are believed to be reasonably based.

(ix)     Preparation of the Financial Statements. The financial statements filed with the Commission as a part of the Registration Statement and included in the General Disclosure Package and the Prospectus, together with the related notes and schedules, including the schedules of investments of the Company, present fairly the financial position of the Company as of and at the dates indicated and the results of its operations and cash flows for the periods specified. Such financial statements, together with the related notes and schedules, have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. Other than the financial statements included in the Registration Statement, the Prospectus or the General Disclosure Package, no other financial statements or supporting schedules are required to be included in the Registration Statement, the Prospectus or the General Disclosure Package. All adjustments to historical financial information to arrive at pro forma financial information are reasonably based. All disclosures contained in the Registration Statement and the General Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable.

(x)     Capitalization.

(A) The Company’s authorized capitalization is as set forth in the General Disclosure Package and the Prospectus as of the date thereof under the caption “Capitalization”; the outstanding shares of the common stock of the Company, par value $0.001 per share (the “Common Stock”), have been duly authorized and validly issued and are fully paid and non-assessable and conform in all material respects to the description thereof in the General Disclosure Package and the Prospectus under the heading “Description of Our Common Stock.”

(B) The stockholders of the Company have no preemptive rights with respect to the Securities and none of the outstanding shares of Common Stock of the Company has been issued in violation of any preemptive rights of any security holder.

(xi)     Internal Controls Over Financial Reporting. The Company maintains a system of internal accounting and other controls sufficient to provide reasonable assurances that: (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets and to maintain material compliance with the books and records requirements under the Investment Company Act; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. There has been (1) no “material weakness” or “significant deficiency” (whether or not remediated) in the Company’s internal control over financial reporting (as such term is defined in Rule 13a-15 and 15d-15 of the Exchange Act) and (2) no change in the Company’s internal control over financial reporting that has materially negatively affected, or is reasonably likely to materially negatively affect, the Company’s internal control over financial reporting.

(xii)     Disclosure Controls. The Company maintains effective disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act) that comply with the requirements of the Exchange Act.

(xiii)     No Material Adverse Change. Except as otherwise disclosed in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, net asset value, prospects, business or operations of the Company, whether or not arising from transactions in the ordinary course of business (any such change or effect, where the context so requires is called a “Material Adverse Change” or a “Material Adverse Effect”); (ii) the Company has not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business or entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company.

(xiv)     Portfolio Assets. Except as disclosed in the Prospectus and the General Disclosure Package, the Company has good and marketable title to, the Portfolio Assets, free and clear of all mortgages, pledges, liens, security interests, charges, claims or encumbrances of any kind (collectively, the “Liens”). All of the applicable investment agreements and documents that constitute the Portfolio Assets (the “Investment Documents”) are in full force and effect, and the Company has no notice of any material claim of any sort that has been asserted by anyone adverse to the right of the Company under the Investment Documents, or affecting or questioning the rights of the Company under any of the Investment Documents. Except as described in the Prospectus and the General Disclosure Package, each Portfolio Company described in the Prospectus under “Portfolio Companies” is current in all material respects with all of its obligations under the applicable Investment Documents and no event of default (or a default that with the giving of notice or the passage of time would become an event of default) has occurred or is continuing under such Investment Documents.

(xv)     Real and Personal Property. The Company does not own or lease any real property and has good and marketable title to all personal property owned by it, free and clear of all Liens, except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company; the Company owns, leases or has access to all properties and other assets that are necessary to the conduct its business as presently conducted and as described in the Prospectus and the General Disclosure Package.

(xvi)     Officers and Directors. Except as disclosed in the Prospectus and the General Disclosure Package, (A) no person is serving or acting as an investment adviser, officer or director of the Company except in accordance with the applicable provisions of the Investment Company Act, and (B) no director of the Company is (i) an “interested person” (as defined in the Investment Company Act) of the Company or (ii) an “affiliated person” (as defined in the Investment Company Act) of the Underwriters. For the purposes of this Section 1(a)(xvi), the Company shall be entitled to reasonably rely on representations from such officers and directors.

(xvii)    Material Agreements. This Agreement and the DTC Agreement have been duly authorized, executed and delivered by the Company and constitute the valid, binding and enforceable agreement of the Company, except as the enforcement thereof may be subject to the effect of the Enforceability Exceptions. Each of the agreements filed as an exhibit to the Registration Statement (all such agreements being herein referred to collectively as the “Material Agreements”) has been duly authorized, executed and delivered by the Company and constitute valid, binding and enforceable agreements of the

Company, except as the enforcement thereof may be subject to the effect of the Enforceability Exceptions. The Investment Advisory Agreement has been approved by the Company’s board of directors and stockholders in accordance with Section 15 of the Investment Company Act and contains the applicable provisions required by Section 205 of the Advisers Act and Section 15 of the Investment Company Act.

(xviii)    Approval; Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. The Company’s execution, delivery and performance of this Agreement and the fulfillment of the terms hereof, and consummation of the transactions contemplated hereby and by the Prospectus and the General Disclosure Package (including, without limitation, the issuance and sale of the Securities) (i) have been duly authorized by all necessary corporate or other required action and, to the extent required, have been effected in accordance with Section 23(b) of the Investment Company Act (which is made applicable to BDCs pursuant to Section 63 of the Investment Company Act), as applicable; (ii) do not and will not, whether with or without the giving of notice or passage of time, or both, result in any violation of (A) its or any Subsidiary’s organizational documents, including its charter or bylaws or (B) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, the Subsidiaries or any of their respective assets, properties or operations, as applicable, except, with respect to clause (B) above, for such violations as would not, individually or in the aggregate, have a Material Adverse Effect; and (iii) do not and will not conflict with or constitute a breach of, or default under, any of the Material Agreements or result in the creation or imposition of any Liens upon any property or assets of the Company or the Subsidiaries pursuant to, or require the consent of any other party to, any existing instrument, except for such conflicts, breaches, defaults or Liens as would not, individually or in the aggregate, result in a Material Adverse Effect. No consent, approval, license, qualification or decrees of, authorization or order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement or the fulfillment of the terms hereof or consummation of the transactions contemplated hereby and by the Prospectus and the General Disclosure Package (including, without limitation, the issuance and sale of the Securities), except (x) such as have already been obtained or made under the Securities Act, the Exchange Act and the Investment Company Act; or (y) such additional consents, approvals, authorizations, registrations, or qualifications as may be required under state securities law or blue sky laws, or as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) or the NASDAQ Global Select Market.

(xix)     No Default. Neither the Company nor the Subsidiaries is (i) in violation of its respective organizational documents, including its charter or bylaws, (ii) in default in the performance of any obligation, agreement or condition contained in any of the Material Agreements, to which it is a party, or any other indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument, including any Investment Documents, to which it is a party or bound or to which any of its properties or assets are subject, (iii) in violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, (iv) in violation of any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NASDAQ Global Select Market), or (v) in violation of any decree, judgment or order, as applicable, except with respect to clauses (ii) and (v) herein, for such violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect.

(xx)     Absence of Labor Dispute. As of the date hereof, the Company does not have, and as of the Closing Date the Company will not have, any employees. To the knowledge of the Company, no labor dispute with the employees of the Adviser exists or, to the knowledge of the Company, is imminent.

(xxi)     Intellectual Property Rights. The Company owns, has been licensed or otherwise possesses sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct its business as described in the Prospectus and the General Disclosure Package; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Effect. The Company has not received any notice of infringement or conflict with asserted intellectual property rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Effect. To the Company’s knowledge, none of the technology used by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or any of its officers, directors or employees or otherwise in violation of the rights of any persons.

(xxii)     All Necessary Permits, etc. The Company possesses such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct its business, and the Company has not received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to result in a Material Adverse Effect.

(xxiii)    Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against the Company that is required to be disclosed in Registration Statement, the Prospectus or the General Disclosure Package (and not so disclosed), or that might reasonably be expected to result in a Material Adverse Effect, or that might reasonably be expected to materially and adversely affect the properties or assets of the Company or the consummation of the transactions contemplated in this Agreement or the Material Agreements, or the performance by the Company of its obligations hereunder or thereunder.

(xiv)     Accuracy of Exhibits. There are no contracts or documents that are required to be described in the Registration Statement, the Prospectus and the General Disclosure Package or to be filed as exhibits thereto by the Securities Act that have not been so described and filed as required.

(xxv)     Regulated Investment Company. The Company qualified to be treated as a regulated investment company (“RIC”) beginning with its taxable year ending 2014, and the Company is in compliance with the requirements of the Internal Revenue Code of 1986, as amended (the “Code”) necessary to continue to qualify as a RIC under the Code. The Company intends to direct the investment of the net proceeds of the offering of the Securities and continue to conduct its activities in such manner as to comply with the requirements for qualification as a RIC under of Subchapter M of the Code.

(xxvi)    Insurance. The Company maintains insurance covering its properties, operations, personnel and business as the Company deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company and its business; all such insurance is fully in force on the date hereof and will be fully in force at the Closing Date and Option Closing Date. The Company’s directors and officers/errors and omissions insurance policy and the Company’s fidelity bond required by Rule 17g-1 under the Investment Company Act at the Closing Date and Option Closing Date will be in full force and effect; the Company is in compliance with the terms of such policy and fidelity bond in all material respects; and there are no claims by the Company under any such policy or fidelity bond as to which any insurance company is denying liability or defending under a reservation of rights clause; the Company has not been refused any insurance coverage sought or applied for; and the Company does not have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

(xxvii)    Statistical, Demographic or Market-Related Data. Any statistical, demographic or market-related data included in the Registration Statement, the Prospectus and the General Disclosure Package are based on or derived from sources that the Company believes to be reliable and accurate, all such data included in the Registration Statement, the Prospectus and the General Disclosure Package accurately reflect the materials upon which it is based or from which it was derived.

(xxviii)    Investments. Except for those provided in the Investment Company Act and the Code, there are no material restrictions, limitations or regulations with respect to the ability of the Company to invest its assets as described in the Prospectus and the General Disclosure Package.

(xxix)    Tax Law Compliance. The Company has filed all necessary federal, state and foreign income and franchise tax returns and has paid all taxes required to be paid by it and, if due and payable, any related or similar assessment, fine or penalty levied against it. The Company has made adequate charges, accruals and reserves in the financial statements included in the Prospectus and the General Disclosure Package in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company has not been finally determined. The Company is not aware of any tax deficiency that has been or might be asserted or threatened against the Company that could reasonably be expected to result in a Material Adverse Effect.

(xxx)    FINRA Matters. All of the information provided to the Underwriters or to counsel for the Underwriters by the Company and its officers and, to the knowledge of the Company, its directors and the holders of any securities of the Company, in connection with letters, filings or other supplemental information provided to FINRA pursuant to FINRA Conduct Rule 5110 in connection with this offering is true, complete and correct in all material respects.

(xxxi)     SOX Matters. The Company and its officers and directors, in their capacities as such, are in compliance with the applicable provisions of Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

(xxxii)    No Price Stabilization or Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xxxiii)    Material Relationship with the Underwriters. Except as may be disclosed in the Prospectus and the General Disclosure Package, the Company does not have any material lending or other relationship with a bank, lending institution or other entity affiliated with any of the Underwriters.

(xxxiv)    No Finder’s Fees. Except with respect to the Underwriters or as disclosed in the General Disclosure Package and the Prospectus, the Company has not incurred any liability for any finder’s fees or similar payments in connection with the issuance and sale of the Securities.

(xxxv)    No Unlawful Contributions or Other Payments. Neither the Company nor, to the Company’s knowledge, any employee or agent of the Company has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Prospectus or the General Disclosure Package.

(xxxvi)    No Outstanding Loans or Other Indebtedness. Except as may be disclosed in the Prospectus or the General Disclosure Package, there are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company to or for the benefit of any of the officers or directors of the Company.

(xxxvii)    No Violation of Foreign Corrupt Practices Act of 1977. Neither the Company nor, to the knowledge of the Company, any director, officer, employee, affiliate or other person acting behalf of the Company has taken any action, directly or indirectly, that would result in a violation by such entities or persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”). The Company and, to the knowledge of the Company, its directors, officers, employees and other affiliates (other than the Underwriters) have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxxviii)    No Sanctions by the Office of Foreign Assets Control. Neither the Company nor, to the knowledge of the Company, any director, officer, employee, agent, affiliate (other than the Underwriters) or person acting on behalf of the Company is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (the “OFAC”); and the Company will not directly or indirectly use any of the proceeds received by the Company from the Securities Offering, or lend, contribute or otherwise make available any such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any sanctions administered by the OFAC.

(xxxix)    Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxxx)    Related Party Transactions. There are no business relationships or related party transactions involving the Company or, to the knowledge of the Company, any other person that are required to be described in the Prospectus and the General Disclosure Package that have not been described as required.

(b) The Adviser hereby represents and warrants, as of the date hereof, the Applicable Time, the Closing Date and the Option Closing Date, that:

(i)     No Material Adverse Change. With respect to the Adviser, except as otherwise disclosed in the Prospectus, subsequent to the respective dates as of which information is given in the Prospectus and the General Disclosure Package, there has been no material adverse change, in the condition, financial or otherwise, or in the business, prospects or operations of the Adviser, whether or not arising from transactions in the ordinary course of business (any such change or effect, where the context so requires is called an “Adviser Material Adverse Change” or an “Adviser Material Adverse Effect”), or any development that could reasonably be expected to result in an Adviser Material Adverse Change and (ii) the Adviser has not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business or entered into any material transaction or agreement not in the ordinary course of business.

(ii)     Good Standing. The Adviser is a limited liability company that is duly formed and validly existing as a limited liability company under the laws of the State of Delaware and is duly qualified as a foreign limited liability company to transact business, and is in good standing in New York. Such jurisdiction is the only jurisdiction in which the Adviser is required to be licensed or qualified to do business or in good standing except where the failure of the Adviser to be so qualified or licensed or to be in good standing would not result in an Adviser Material Adverse Effect.

(iii)     Absence of Default. The Adviser is not in violation of or default under: (i) its certificate of formation, the Limited Liability Company Agreement of the Adviser, dated December 17, 2013, or other organizational documents; (ii) any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which it is a party or bound or to which its properties are subject; or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over it or any of its properties, as applicable, except with respect to clauses (ii) and (iii) herein, for such violations or defaults as would not, individually or in the aggregate, have an Adviser Material Adverse Effect.

(iv)     Description of Business. The description of the Adviser and its business, and the statements attributable to the Adviser, in the Prospectus and the General Disclosure Package complied and comply in all material respects with the provisions of the Securities Act, the Investment Company Act and the Advisers Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(v)     Authorization of Agreements. This Agreement and any other Material Agreements, to the extent it is a party thereto, have been duly authorized by all necessary limited liability company actions, executed and delivered by the Adviser. This Agreement and the Material Agreements, to the extent it is a party thereto, constitute valid, binding and enforceable agreements of the Adviser, subject, as to enforcement, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally.

(vi)     Authorization of Services Agreement. The Services Agreement, dated as of December 17, 2013, as amended from time to time (the “Services Agreement”), with Cyrus Capital Partners, L.P. (“Cyrus Capital”) (as described in the Registration Statement and an executed copy of which has been provided to the Underwriters), to the knowledge of the Adviser, has been duly authorized, executed and delivered by Cyrus Capital and constitutes a valid, binding and enforceable agreement of the Adviser, subject, as to enforcement, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally.

(vii)     Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. The Adviser’ execution, delivery and performance of this Agreement, the Services Agreement and any other Material Agreements to the extent it is a party thereto, and consummation of the transactions contemplated hereby and thereby and by the Prospectus and the General Disclosure Package (i) will not result in any violation of the provisions of the organizational documents of the Adviser, (ii) will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Adviser pursuant to, or require the consent of any other party to, any existing instrument, except for such conflicts, breaches, defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in an Adviser Material Adverse Effect and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Adviser. No consent, approval, authorization or order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Adviser’ execution, delivery and performance of this Agreement, or any other Material Agreements, to the extent a party thereto, or consummation of the transactions contemplated hereby and thereby by the Adviser, except such as have already been obtained or made under the Securities Act, the Investment Company Act and the Advisers Act.

(viii)     Absence of Labor Dispute. To the knowledge of the Adviser, no labor dispute with its employees exists or, to the knowledge of the Adviser, is imminent.

(ix)     Intellectual Property Rights. The Adviser owns, has been licensed or otherwise possesses sufficient Intellectual Property Rights reasonably necessary to conduct its business as described in the Prospectus and the General Disclosure Package; and the expected expiration of any of such Intellectual Property Rights would not result in an Adviser Material Adverse Effect. The Adviser has not received any notice of infringement or conflict with asserted intellectual property rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in an Adviser Material Adverse Effect. To the knowledge of the Adviser, none of the technology used by the Adviser has been obtained or is being used by the Adviser in violation of any contractual obligation binding on the Adviser, or any of its respective officers, directors or employees or otherwise in violation of the rights of any persons.

(x)     Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Adviser, threatened, against the Adviser that is required to be disclosed in Registration Statement, the Prospectus or the General Disclosure Package (and not so disclosed), or that might reasonably be expected to result in an Adviser Material Adverse Effect, or that might reasonably be expected to materially and adversely affect the properties or assets of the Company or the consummation of the transactions contemplated in this Agreement or the Material Agreements (to the extent the Adviser is a party), or the performance by the Adviser of its obligations hereunder or thereunder.

(xi)     Title to Property. The Adviser owns or leases or has access to all properties as are necessary to conduct its business and operations as presently conducted and as described in the Prospectus and the General Disclosure Package.

(xii)     Possession of Licenses and Permits. The Adviser possesses such permits, licenses, approvals, consents and other authorizations (collectively, the “Adviser Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct its business as described in the Prospectus; the Adviser is in compliance with the terms and conditions of all such Adviser Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, have an Adviser Material Adverse Effect; all of the Adviser Governmental Licenses are valid and in full force and effect, except when the invalidity of such Adviser Governmental Licenses or the failure of such Adviser Governmental Licenses to be in full force and effect would not, individually or in the aggregate, have an Adviser Material Adverse Effect; and the Adviser has not received any notice of proceedings relating to the revocation or modification of any such Adviser Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in an Adviser Material Adverse Effect.

(xiii)     Advisers Act. The Adviser is registered as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act or the Investment Company Act from acting under the Investment Advisory Agreement or the Administration Agreement for the Company as contemplated by the Prospectus and the General Disclosure Package.

(xiv)     Registered Management Investment Company Status. The Adviser is not, and after giving effect to the offering and sale of the Securities, will not be, a “registered management investment company” or an entity “controlled” by a “registered management investment company,” as such terms are defined by the Investment Company Act.

(xv)     Tax Law Compliance. The Adviser has filed all necessary federal, state and foreign income and franchise tax returns and has paid all taxes required to be paid by it and, if due and payable, any related or similar assessment, fine or penalty levied against it. The Adviser has made adequate charges, accruals and reserves in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Adviser has not been finally determined. The Adviser is not aware of any tax deficiency that has been or might be asserted or threatened against the Adviser that could reasonably be expected to result in an Adviser Material Adverse Effect.

(xvi)     Insurance. The Adviser maintains insurance covering its properties, operations, personnel and business as it deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Adviser and its business.

(xvii)     No Price Stabilization or Manipulation. Neither the Adviser nor any affiliate of the Adviser has taken, nor will the Adviser or any affiliate take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xviii)    Material Relationship with the Underwriters. Except as may be disclosed in the Registration Statement, the Prospectus and the General Disclosure Package, which include certain of the transactions conducted pursuant to the Material Agreements, the Adviser has no material lending or other relationship with a bank, lending institution or other entity affiliated with the Underwriters.

(xix)     Financial Resources. The Adviser has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Prospectus, the General Disclosure Package, this Agreement, and any other Material Agreement, to the extent it is a party thereto, and the Adviser, directly or through the Services Agreement, owns, leases or has access to all properties and other assets that are necessary to the conduct of its business and to perform the services, as described in the Registration Statement, the Prospectus and the General Disclosure Package.

(xx)     Employment Status. The Adviser has no knowledge that (i) any executive, key employee or significant group of employees of the Adviser plans to terminate employment with the Adviser, or (ii) any such executive or key employee is subject to any non-compete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or the Adviser, except where such termination or violation would not reasonably be expected to have an Adviser Material Adverse Effect.

(c)     Any certificate required by this Agreement that is signed by any officer of the Company or the Adviser and delivered to the Underwriters or counsel for the Underwriters shall be deemed a representation and warranty by such party to the Underwriters, as to the matters covered thereby.

2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the Underwriters, and each Underwriter, upon the basis of the representations, warranties and covenants herein contained, but subject to the conditions hereinafter stated, agrees to purchase, severally and not jointly, from the Company, the aggregate principal amount of Securities set forth opposite the name of each Underwriter on Schedule A hereof, plus any additional aggregate principal amount of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9, at a price of 97% of the aggregate principal amount thereof (representing a public offering price of 100% less underwriting discount of 3%) (“Purchase Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Securities, and the Underwriters shall have the right to purchase, severally and not jointly, up to an additional $4,500,000 aggregate principal amount of Securities at a purchase price of 97% of the aggregate principal amount of such Additional Securities (representing a public offering price of 100% less underwriting discount of 3%) (without giving effect to any accrued interest from the Closing Date to the relevant Option Closing Date, as those terms are defined herein). The Representative may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than thirty (30) days after the date of this Agreement. Any exercise notice shall specify the aggregate principal amount of Additional Securities to be purchased by the Underwriters and the date on which such aggregate principal amount of Additional Securities are to be purchased. Each purchase date must be at least one (1) business day after the written notice is given and may not be earlier than the closing date for the Firm Securities nor later than ten (10) business days after the date of such notice. Additional Securities may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Securities. On each day, if any, that Additional Securities are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the aggregate principal amount of Additional Securities that bears the same proportion to the total aggregate principal amount of Additional Securities to be purchased on such Option Closing Date as the aggregate principal amount of Firm Securities set forth in Schedule A hereto opposite the name of such Underwriter bears to the total aggregate principal amount of Firm Securities.

3. Public Offering of Securities. The Underwriters advise the Company that they propose to make a public offering of their respective portions of the Securities as soon after this Agreement has been executed and delivered as in its judgment is advisable.

4. Payment and Delivery. Payment for the Firm Securities shall be made to the Company by the wire transfer of immediately available funds to the order of the Company against delivery of such Firm Securities through the facilities of DTC for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on July 2, 2018, or at such other time on the same or such other date, no later than three (3) business days after the date of this Agreement as the Underwriters and the Company may agree upon in writing. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Securities shall be made to the Company by the wire transfer of immediately available funds to the order of the Company against delivery of such Additional Securities through the facilities of DTC for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than July 27, 2018, as shall be designated in writing by the Representative.

The Firm Securities and the Additional Securities shall be transferred electronically and registered in such names and in such denominations as the Representative shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Securities shall be delivered through the facilities of DTC.

5. Covenants of the Company. The Company and the Adviser, jointly and severally, covenant with the Underwriters as follows:

(a)     Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 5(b), will comply with the requirements of Rule 430C and will notify the Representative as soon as practicable, and, in the case of clauses (ii)-(iv) of this Section 5(a), confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Securities. The Company will promptly effect the filings required by Rule 497 and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 497 was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement pursuant to the Securities Act, and, if any such stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)    Filing of Amendments. The Company will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any supplement or revision either the General Disclosure Package or to the Prospectus and will furnish the Underwriters with copies of any such documents within a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Underwriters or counsel for the Underwriters shall reasonably object.

(c)    Delivery of Registration Statements. Upon request, the Company will deliver to the Underwriters and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)    Delivery of Prospectuses. The Company has delivered or will deliver to the Underwriters, without charge, as many copies of the Prospectus as the Underwriters reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will furnish to the Underwriters, without charge, during the period when the Prospectus is required to be delivered under the Securities Act, without charge, such number of copies of the Prospectus (as amended or supplemented) as the Underwriters may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)     Continued Compliance with Securities Laws. The Company will comply with the Securities Act, the Exchange Act, the 1939 Act and the Investment Company Act so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus and the General Disclosure Package. If at any time when a prospectus is required by the Securities Act to be delivered in connection with the sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus or the General Disclosure Package in order that the Prospectus or the General Disclosure Package will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus or the General Disclosure Package in order to comply with the requirements of the Securities Act or the Exchange Act, the Company will promptly prepare and file with the Commission, subject to Section 5(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Prospectus or the General Disclosure Package comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(f)     Blue Sky Qualifications. The Company shall use its best efforts, in cooperation with the Representative, to qualify the Securities for sale under the applicable securities laws of such states and other jurisdictions of the United States (or outside of the United States) as the Representative may designate and to maintain such qualifications in effect so long as required for the distribution of the Securities; provided, however, that the foregoing shall not apply to the extent that the Securities are “covered securities” that are exempt from state regulation of securities offerings pursuant to Section 18 of the Securities Act; and provided, further, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g)    Rule 158. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its security holders as soon as practicable, but in any event not later than 16 months after the date of the audited balance sheet contained in the Prospectus, an earnings statement for the purposes of, and to provide to the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(h)    Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(i)     Listing. The Company will use its best efforts effect the listing of the Securities within 30 days of the Closing Date.

(j)     Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the Securities Act or the Exchange Act, will file all documents required to be filed with the Commission pursuant to the Securities Act, the Exchange Act, the 1939 Act and the Investment Company Act within the respective time periods required by the Securities Act, the Exchange Act, the 1939 Act and the Investment Company Act.

(k)    Subchapter M. The Company will use its best efforts to maintain its qualification and election to be taxed as a regulated investment company under Subchapter M of the Code.

(l)     BDC Status. The Company will use its best efforts to maintain its status as a business development company under the Investment Company Act, except unless authorized by the vote of a majority of the outstanding voting securities of the Company as defined by the Investment Company Act.

(m)    No Manipulation of Market for Securities. Except for the authorization of actions permitted to be taken by the Underwriters as contemplated herein or in the Prospectus, the Company will not take, directly or indirectly, any action designed to cause or to result in, or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities in violation of federal or state securities laws.

(n)    Lock-Up. For a period of 90 days from the date of this Agreement, the Company agrees to not, without the prior consent of the Representatives, directly or indirectly sell, offer to sell, enter into any agreement to sell, or otherwise dispose of, any debt securities of the Company which are substantially similar to the Securities or securities convertible into such debt securities which are substantially similar to the Securities.

(o)    Expenses. The Company shall pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the word processing, printing and delivery to the Underwriters of this Agreement, any agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance, execution, authentication and delivery of the Securities (and certificates therefor, if any) to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisers, (v) the printing and delivery to the Underwriters of copies of the Prospectus and any amendments or supplements thereto, (vi) fees, disbursements and expenses of counsel for the Underwriters up to a maximum of $25,000 (excluding the fees, disbursements and expenses described in (viii), (vii) the fees and expenses of the Trustee, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA of the terms of the sale of the Securities (not to exceed $5,000 in the aggregate), (ix) the fees and expenses incurred in connection with the qualification of the Securities for offering and sale under any applicable securities laws of such states and other jurisdictions (domestic or foreign) as necessary and for the listing of the Securities on the NASDAQ, (x) all costs and expenses of qualifying the Securities for inclusion in the book-entry settlement system of DTC, (xi) the fees paid to Egan-Jones Ratings Company in connection with the rating of the Securities, and (xii) the disbursements of counsel for the Underwriter in connection with the copying and delivery of closing documents delivered by the Company or the Company’s accountants or counsel (including any local counsel) and (xiii) the transportation, lodging, graphics and other expenses of the Company and its officers related to the preparation for and participation by the Company and its officers in the road show. It is understood, however, that except as provided in this Section and in Section 7, entitled “Indemnification and Contribution,” the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

6. Conditions of the Underwriters’ Obligations; Additional Covenants. The obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained herein, to the accuracy of the statements of the Company’s officers made in each certificate furnished pursuant to the provisions hereof and to the performance and observance by the Company of all covenants and agreements herein or its part to be performed and observed, and to the following further conditions:

(a) As of the Closing Date, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any Material Adverse Change or any development involving a prospective Material Adverse Change.

(b) On the Closing Date and any Option Closing Date, as the case may be, the Underwriters shall have received:

(i) The opinions, dated the Closing Date and any Option Closing Date, as the case may be, of Eversheds Sutherland (US) LLP (“Eversheds Sutherland”), counsel for the Company and the Adviser, in the form reasonably satisfactory to counsel for the Underwriters, and their negative assurance letter dated the Closing Date and any Option Closing Date, as the case may be, in the form reasonably satisfactory to counsel for the Underwriters. In rendering such opinions, Eversheds Sutherland may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and the Adviser and public officials;

(ii) Such opinion or opinions, dated the Closing Date and any Option Closing Date, as the case may be, of Dechert LLP, counsel for the Underwriters, in form and substance satisfactory to the Representative, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(c) The Company shall have furnished to the Underwriters on the Closing Date and any Option Closing Date, as the case may be, a certificate of the Company, signed by the Chief Executive Officer, President or other senior officer of the Company, dated the Closing Date and any Option Closing Date, as the case may be, to the effect that, to the best of the signer’s knowledge:

(i) the representations, warranties and covenants of the Company contained in this Agreement are true and correct with the same force and effect as though expressly made on the Closing Date and any Option Closing Date, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied in all material respects hereunder on or before the Closing Date and any Option Closing Date, as the case may be;

(ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to his knowledge, threatened; and

(iii) since the date of the most recent balance sheet included in the Prospectus, there has been no Material Adverse Change, except as set forth in or contemplated in the Prospectus.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(d) On each of the date hereof and the Closing Date and any Option Closing Date, as the case may be, the Representative shall have received from RSM US LLP, a letter addressed to the Underwriters, dated hereof and the Closing Date and any Option Closing Date, as the case may be, in the form and substance reasonably satisfactory to the Representative, and stating the conclusions and findings of such firm with respect to the financial information and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus ordinarily covered by accountants’ “comfort letters” in connection with registered public offerings; provided, however, that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof and, if applicable, the letter delivered on the Option Closing Date shall use a “cut-off date” of not more than three business days prior to the Option Closing Date.

(e) On each of the date hereof and the Closing Date and any Option Closing Date, as the case may be, the Representative shall have received from Ernst & Young LLP, a letter addressed to the Underwriters, dated hereof and the Closing Date and any Option Closing Date, as the case may be, in the form and substance reasonably satisfactory to the Representative, and stating the conclusions and findings of such firm with respect to the financial information and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus ordinarily covered by accountants’ “comfort letters” in connection with registered public offerings; provided, however, that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof and, if applicable, the letter delivered on the Option Closing Date shall use a “cut-off date” of not more than three business days prior to the Option Closing Date.

(f) Prior to the Closing Date and any Option Closing Date, as the case may be, the Company shall have furnished to the Representative such further appropriate information, certificates and documents as the Representative may reasonably request.

(g) All filings with the Commission required by Rule 497 of the Securities Act to have been filed by the Closing Date and any Option Closing Date, as the case may be, shall have been made within the applicable time period prescribed for such filing by Rule 497 of the Securities Act.

(h) On the Closing Date, the Company and the Trustee shall have executed and delivered the Indenture (including the First Supplemental Indenture), which shall be in full force and effect on the Closing Date.

(i) Between the Applicable Time and the Closing Date and any Option Closing Date, as the case may be, there shall not have been any decrease in the rating of any debt of the Company or any Subsidiaries by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act), or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change, and no such organization shall have publicly announced it has under surveillance or review any such rating.

(j) The Company shall have furnished or caused to be furnished to the Underwriters on the date of this Agreement and the Closing Date and any Option Closing Date, as the case may be, a certificate of the Chief Financial Officer of the Company, dated the date hereof and the Closing Date and any Option Closing Date, as the case may be, in form and substance satisfactory to Underwriters.

(k) The Securities have received a rating of BBB or higher from Egan-Jones Rating Company.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be satisfactory in the form and substance to the Representative and counsel to the Underwriters, this Agreement and all obligations of the Representative hereunder may be canceled at, or at any time prior to, the Closing Date by the Representative. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph and confirmed in writing.

7. Indemnification and Contribution.

(a) Each of the Company and the Adviser shall, jointly and severally, indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Securities Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement, the General Disclosure Package or the Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company and the Adviser will not be liable in any such case to the extent that any such loss, damage or liability arises out or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by an Underwriter through the Representative specifically for use in the Registration Statement (or any amendment thereto), the part of the Registration Statement that constitutes the Statement of Eligibility and Qualification under the 1939 Act (Form T-1) of the Trustee under the Indenture, the Prospectus or any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

(b) Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”), against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Securities Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement, the General Disclosure Package or the Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omissions or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigation or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus Supplement furnished on behalf of each Underwriter: the last paragraph under the caption “Prospectus Supplement Summary—Conflicts of Interests—Stifel Arrangement” and the first and last paragraphs under the caption “Underwriting—Other Relationships.”

(c) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above, except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d) Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and of the Underwriters on the other hand in connection with the offering of Securities pursuant to this Agreement shall be deemed to be in the same proportion as the total net proceeds from the offering of Securities pursuant to this Agreement (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 7(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this Section 7(d). Notwithstanding the provisions of this Section 7(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 7(d) to contribute are several in proportion to their respective underwriting obligations and not joint. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 7(d).

(e) Notwithstanding any other provision of this Section 7, no party shall be entitled to indemnification and contribution under this Agreement in violation of Section 17(i) of the Investment Company Act.

8. Termination of Agreement.

(a) The obligations of the Underwriters under this Agreement may be terminated at any time on or prior to the Closing Date or any Option Closing Date, as the case may be, by notice given to the Company if, prior to the delivery and payment for the Securities there shall have occurred (i) any Material Adverse Change or any development that could reasonably be expected to result in a Material Adverse Change whether or not arising in the ordinary course of business; (ii) any material adverse change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representative, impractical to market or to enforce contracts for the sale of the Securities; (iii) any suspension or material limitation of trading in securities generally on the New York Stock Exchange or the Nasdaq, or any setting of minimum or maximum prices for trading on such exchange; (iv) any banking moratorium declared by any U.S. federal or New York authorities; (v) any major disruption of settlements of securities, payment, or clearance services in the United States; or (vi) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by the United States Congress or any other national or international calamity or emergency if, in the judgment of the Representative, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Securities or to enforce contracts for the sale of the Securities.

9. Default of Underwriters.

(a) If any Underwriter or Underwriters default in their obligations to purchase Securities hereunder on the Closing Date or any Option Closing Date, as the case may be, and the aggregate principal amount of Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10.0% of the aggregate principal amount of Securities the Underwriters are obligated to purchase on such Closing Date, the Representative may make arrangements satisfactory to the Company for the purchase of such Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, and not jointly, in proportion to their respective commitments hereunder, to purchase the Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate principal amount of Securities with respect to which such default or defaults occur exceeds 10.0% of the aggregate Principal amount of Securities that the Underwriters are obligated to purchase on such Closing Date, and arrangements satisfactory to the Representative and the Company for the purchase of such Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 10 (provided that if such default occurs with respect to Securities after the Closing Date, this Agreement will not terminate as to the Securities purchased prior to termination). If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Securities and the aggregate principal amount of Additional Securities with respect to which such default occurs is more than 10.0% of the aggregate principal amount of Additional Securities to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Securities to be sold on such Option Closing Date or (ii) purchase not less than the aggregate principal amount of Additional Securities that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. As used in this Agreement, the term “Underwriter” also includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

10. Survival of Certain Representations and Obligations.

(a) The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect regardless of any investigation or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Securities. If the purchase of the Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 hereof, Section 8(a)(ii), Section 8(a)(iii), Section 8(a)(iv), Section 8(a)(v) or Section 8(a)(vi), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Securities, and the respective obligations of the Company and the Underwriters pursuant to Section 6 hereof shall also remain in effect. In addition, if any Securities have been purchased hereunder, the representations and warranties in Section 1 and all obligations under Section 4 shall remain in effect.

11. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriters, will be mailed, delivered or telecopied and confirmed to:

Keefe, Bruyette & Woods, Inc.

787 7th Avenue

Fourth Floor

New York, New York 10019

Facsimile: (212) 581-1592

Attn: Capital Markets

as Representative of the Several Underwriters

with a copy, which shall not constitute notice to:

Dechert LLP

One International Place, 40th Floor

100 Oliver Street

Boston, Massachusetts 02110

Facsimile: (617) 275-8389

Attn: Thomas J. Friedmann, Esq.

and if sent to the Company:

CM Finance Inc

601 Lexington Avenue, 26th Floor

New York, New York 10022

Attn: Michael Mauer, Chief Executive Officer

with a copy, which shall not constitute notice to:

Eversheds Sutherland (US) LLP

700 Sixth Street NW, Suite 700

Washington, DC 20001

Attn: Steven B. Boehm, Esq.

12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and will inure to the benefit of the officers and directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder. The term “successors and assigns” as used in this Agreement shall not include a purchaser, as such purchaser, of Securities from the Underwriters.

13. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a) No Other Relationship. The Underwriters have been retained solely to act as underwriters in connection with the sale of the Securities and that no fiduciary, advisory or agency relationship between the Company and the Underwriters has been created in respect of any of the transactions contemplated by this Agreement or the Prospectus, irrespective of whether the Underwriter has advised or is advising the Company on other matters;

(b) Arms’ Length Negotiations. The price of the Securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Underwriters and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) Absence of Obligation to Disclose. The Company has been advised that the Underwriters and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Underwriters have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d) Waiver. The Company waives, to the fullest extent permitted by law, any claims it may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representative shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company. If the foregoing is in accordance with your understanding of our agreement, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Underwriters.

14. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflict of law provisions thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

15. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against the Underwriter or any indemnified party. Each of the Underwriters and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

17. Severability. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

If the foregoing is in accordance with your understanding of our agreement, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Underwriters.

[Signature Pages Follow]

Very truly yours,

CM FINANCE INC

By:	Michael C. Mauer

Name: Michael C. Mauer
Title: Chief Executive Officer

CM INVESTMENT PARTNERS LLC

By: MMCMIP LLC, Managing Member

By:	Michael C. Mauer

Name: Michael C. Mauer
Title: Sole Member

[Signature Page to Underwriting Agreement]

The foregoing Agreement is hereby

confirmed and accepted as of the date first

above written by

KEEFE, BRUYETTE & WOODS, INC.

For itself and acting as Representative of

the several Underwriters named in Schedule

A hereto.

By:	Allen G. Laufenberg
Name: Allen G. Laufenberg
Title: Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE A

Underwriter	Aggregate Principal Amount of Firm Securities to be Purchased
Keefe, Bruyette & Woods, Inc.	$14,250,000
Ladenburg Thalmann & Co. Inc.	$6,000,000
Janney Montgomery Scott LLC	$6,000,000
BB&T Capital Markets, a division of BB&T Securities, LLC	$2,250,000
Oppenheimer & Co. Inc.	$1,500,000

Total:	$30,000,000

SCHEDULE B

$30,000,000

CM FINANCE INC

6.125% Notes due 2023

1.     The aggregate principal amount of the Firm Securities is $30,000,000.

2.     The purchase price for the Firm Securities shall be 100% of the aggregate principal amount thereof plus accrued interest, if any, from the date of issuance.

3.     The purchase price for the Firm Securities to be paid by the several Underwriters shall be 97% of the aggregate principal amount thereof.

4.     The interest rate is 6.125%.

SCHEDULE I

CM FINANCE INC

CONSOLIDATED SUBSIDIARIES

CM Finance SPV Ltd. (Cayman)

CM Finance SPV LLC (Delaware)

CM Portfolio Companies LLC (Delaware)

Bird Electric Blocker, LLC (Delaware)

U.S. Well Services Blocker, LLC (Delaware)

Zinc Borrower Blocker, LLC (Delaware)